Exhibit 2

*SPECIMEN * AGR4303825 CA0089161081 0 Agrium Inc.

Fully paid and non-assessable Common Shares without nominal or par value of AGRIUM INC. transferable only on the securities register of the Corporation by the holder hereof in person or by his duly authorized attorney upon the surrender of this certificate properly endorsed. This certificate shall not be valid until countersigned by a Transfer Agent and Registrar of the Corporation. IN WITNESS WHEREOF the Corporation has caused this certificate to be signed by its duly authorized officers Actions ordinaires sans valeur nominale ou au pair entierement liberees et non susceptivles d’appels subsequents de AGRIUM INC. transferables seulement dans le registre des valeurs mobilieres de la Societe par le porteur en personne ou par son fonde de pouvoir dument autorise sur reraise de ce certificat regulierement endorse. Ce certificat n’est valide qu’apres avoir ete contresigne par an agent des transferts et agent charge de la tenue des registres de la Societe. EN FOI DE QUOI la Societe a fait signer le present certificat par ses dirigeants durnentautorises - ^ ‘, HX:. - President & Chiet ijc^cutive Officer j ‘ President et chef deia direction X V X > VQ/t M : / x Dated/Le: APRIL 10, 2013 Countersigned and Registered /X^X CIBC MELLON TRUST COMPANY ; Transfer Agent and Registrar X \ ‘\ Computershare Shareowner V -A \ ‘ Services, LLC CO-Transfer . Agent and Co-Registrar ‘ X X Corjlrfesigne et enregistre COMPASfilETRUST CIBC MELLON g Agent des Transferts ‘et Agent charge g de la tenue des registres . . V / 8 Co’mputershare Shareowner Services, £ CdrAgent des Transferts et C6-ASent 8 Bj&rge de la tenue des registres Senior Vice President, General Counsel & Corporate Secretary Premier Vice-president, go&seil general et Secretaired’ entreprise . This certificate is transferable In Calgary, Vancouver, Toronto, Montreal, Halifav anrl Npw I By/Par: Authorized Signature/ S ignaturg_tQ^X Ce certicat est transferable^’Calgary, Vancouver, Toronto, Montreal, Halifax et New Jersey SECURI^MN^RUCTON^O^R^ERSE^^^VOIRLE^N^mUCTON^D^lSS^^^^S^^I SPECIMEN

For value received, the undersigned hereby sell(s), assign(s) and transfer(s) unto (Print name(s) of person(s) to whom the securities are being transferred and the address for the register) shares (number of shares if blank, deemed to be all) of the Company represented by this certificate, and hereby irrevocably constitutes and appoints the attorney of the undersigned to transfer the said securities with full power of substitution in this matter: Dated Signature Guarantee(s)* Transferor(s) Signature(s)* (the transfer cannot be processed without acceptable guarantees of all signatures) * For transfers signed by the registered holder(s), their signature(s) must correspond with the name(s) on the certificate in every particular, without any changes. In addition, every signature must be Signature Guaranteed by a Canadian Schedule 1 chartered bank, a major trust company in Canada, or a member of one of the recognized medallion programs - Securities Transfer Agents Medallion Program (STAMP), Stock Exchanges Medallion Program (SEMP) or New York Stock Exchange, Inc. Medallion Signature Program (MSP). Until the earlier of the Separation Time or the Expiration Time (as both such terms are defined in the Shareholder Rights Plan Agreement referred to below), this certificate also evidences and entitles the holder hereof to certain Rights as set forth in an Amended and Restated Shareholder Rights Plan Agreement dated as of April 9, 2013, as amended, supplemented or restated from time to time (the “Rights Agreement”) between Agrium Inc. (the “Corporation”) and CIBC Mellon Trust Company, as Rights Agent, the terms of which are hereby incorporated herein by reference and a copy of which is on file and may be inspected during normal business hours at the registered office of the Corporation. In certain circumstances, as set forth in the Rights Agreement, such Rights may be amended, may be redeemed, may expire, may become null and void or may be evidenced by separate certificates and may no longer be evidenced by this certificate. The Corporation will mail or arrange for the mailing of a copy of the Rights Agreement to the holder of this certificate without charge as soon as practicable after the receipt of a written request therefor.” SECURITY INSTRUCTIONS - INSTRUCTIONS DE SÉCURITÉ THIS IS WATERMARKED PAPER, DO NOT ACCEPT WITHOUT NOTING WATERMARK. HOLD TO LIGHT TO VERIFY WATERMARK. PAPIER FILIGRANE, NE PAS ACCEPTER SANS VERIFIER LA PRESENCE DU FILIGRANE, POUR CE FAIRE, PLACER A LA LUMIERE.